                                                                  EXHIBIT 10.7

                          PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement (this "Agreement"), dated as of
April 12, 1996, is by and between Medallion Production Company, a Delaware corporation ("Medallion"), and InterCoast Global Management, Inc., a Delaware corporation ("InterCoast").

     In consideration of the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, InterCoast and Medallion agree as follows:

     1.  Purchase and Sale.  Subject to the terms and conditions herein set
         -----------------
forth, upon the Closing (as hereinafter defined) Medallion shall sell to InterCoast and InterCoast shall purchase from Medallion the Subject Properties (as hereinafter defined).

     2.  Consideration.  At the Closing InterCoast agrees to (i) pay to
         -------------
Medallion in cash or cash equivalent the sum of $5,615,000, and (ii) execute and deliver to Medallion a promissory note in the form attached hereto as Exhibit A
                                                                      ---------
in the original principal amount of $2,315,000. As further consideration hereunder, Medallion shall except and reserve unto itself a production payment (the "Production Payment") payable out of production from the Subject Properties pursuant to the terms of the Assignment and Agreement (the "Assignment and Agreement") in the form attached hereto as Exhibit B.
                                           ---------

     3.  Effective Date of Sale.  The effective date for the purchase and sale
         ----------------------
hereunder shall be April 12, 1996, at 7:00 a.m., Texas time (the "Effective Date"). All operating and other costs, expenses and charges attributable to the Subject Properties and incurred prior to the Effective Date shall be the responsibility and obligation of Medallion and Medallion shall be entitled to all of the proceeds from the sale of production attributable to the Subject Properties accrued prior to the Effective Date. All operating and other costs, expenses and charges attributable to the Subject Properties and incurred at or after the Effective Date shall be the responsibility and obligation of InterCoast and, subject to the terms of the Assignment and Agreement, InterCoast shall be entitled to all of the proceeds from the sale of production attributable to the Subject Properties accrued at or after the Effective Date. Ad valorem taxes, prepaid utility charges and prepaid rentals and other prepaid expenses relating to the Subject Properties shall be prorated to the Effective Date. At the Closing the parties hereto shall account to and reimburse or pay each other for their respective shares of such costs, expenses, charges and proceeds to the extent the same may reasonably be estimated. It is recognized that the exact amounts of all of these sums may not be available to the parties at the Closing, in which event a determination of such reimbursements, payments and other accounting adjustments required by this Agreement shall be made as soon as possible and in any event within 120 days after the Closing, and at that time such sums as may be found due by such determination shall be paid by the party owing the same to the other party.

     4.  Closing.  The closing (the "Closing") of the transactions provided for
         -------
in this Agreement shall take place at 11:00 a.m. at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas, unless a different date, time or place shall be agreed upon in writing in advance by the parties.

     5.  Subject Properties.  "Subject Properties" means all of Medallion's
         ------------------
right, title and interest in and to the leases described on Exhibit C (the
                                                            ---------
"Leases") insofar and only insofar as the Leases cover oil and gas capable of being produced from the Canyon Sand formation under the lands covered by the Leases, and insofar and only insofar as said oil and gas can be produced from the wells described on Exhibit C (the "Wells"), including such of Medallion's
                       ---------
leasehold or operating rights as may be required to operate the Wells and to produce and market such oil and gas, together with all of Medallion's right, title and interest in and to (i) agreements insofar as the same relate to or are appurtenant to such limited leasehold or operating rights and (ii) all personal property and equipment relating to the Wells up to and including the separator (or where there is no separator, up to and including the metering equipment) and other such surface equipment and flowlines appurtenant thereto (but specifically excluding any equipment downstream of the separator, or where there is no separator, downstream of the metering equipment). There is specifically excluded and reserved from the Subject Properties (i) all of the other right, title and interest of Medallion in and to the Leases and in and to oil and gas under or allocated to the Leases to the extent the same is produced and developed from other formations in the same Well or from other or the same formation(s) in other existing or future wellbores and (ii) the concurrent right to utilize the personal property, equipment and flowlines relating to the Wells to the extent necessary for Medallion to operate the portion of the Leases which it has retained hereunder.

     6.  Title Matters.  Medallion shall transfer title to the Subject
         -------------
Properties to InterCoast at Closing pursuant to the terms of the Assignment and Agreement.

     7.  Review of Documents.  Subsequent to the execution of this Agreement by
         -------------------
both parties, InterCoast and its representatives shall be entitled to examine and copy Medallion's records with respect to the Subject Properties, including but not limited to all lease files, gas contracts, operating agreements, deeds and documents of title, all other property records, all geological, geophysical and other records, and all other contracts, agreements and documents relating to the Subject Properties.

     8.    Covenants of Medallion.  Medallion hereby covenants that:
           ----------------------

           A. So long as Medallion shall remain as manager of the Subject Properties or otherwise controls the marketing of production from the Subject Properties, all non-liquid production from the Wells will be sold to persons who are not related to InterCoast (within the meaning of Section 29(d)(7) of the Internal Revenue Code of 1986, as amended (the "Code")).

          B. So long as Medallion shall remain as manager of the Subject Properties or otherwise controls the marketing of production from the Subject Properties, no non-liquid production from the Wells will be sold under any contract for sale at a price that is either unlawful or determined with regard to Section 107 of the Natural Gas Policy Act of 1978, as amended (the "NGPA"), or Subtitle B of Title I of the NGPA, within the meaning of Section 29(e)(1) of the Code.

     9.  Subrogation of Rights.  The parties acknowledge that the Subject
         ---------------------
Properties were acquired by Medallion pursuant to the Purchase and Sale Agreement (the "Enron Agreement") dated March 30, 1996, between Enron Oil & Gas Company, Enron Oil & Gas Marketing, Inc. and Medallion, as amended. Pursuant to the Assignment and Agreement to be delivered hereunder, InterCoast shall be entitled to full substitution and subrogation as to the covenants, warranties, agreements and indemnities heretofore given or made in respect of all or any part of the interests in the Subject Properties being assigned, including, without limitation, all such covenants, warranties, agreements and indemnities made by the sellers under the Enron Agreement and any assignment delivered pursuant thereto.

     10. Preferential Rights.  The parties acknowledge that certain of the
         -------------------
Subject Properties are subject to preferential rights to purchase. In the event any holder of such rights exercises its rights to purchase a portion of the Subject Properties, the following shall occur: (i) InterCoast shall execute appropriate assignments quit-claiming its interest in the affected Subject Properties to the party exercising such preferential rights to purchase, and
(ii) the amount of cash consideration and the principal amount of the promissory note delivered pursuant to paragraph 2 hereof shall be reduced by the cash consideration paid by the exercising party and the principal amount of the promissory note delivered by the exercising party. The parties agree to execute and exchange such documents, and refund such monies, as are necessary to effectuate the foregoing.

     11. Fees and Expenses.  InterCoast shall pay all sales and transfer taxes
         -----------------
and recording fees. No commission or brokerage fee will be paid by either party in connection with this Agreement, and each party represents and warrants to the other that it has not incurred any such obligations.

     12. Repurchase.  Medallion shall have the right to repurchase the Subject
         ----------
Properties pursuant to the provisions of the Assignment and Agreement.

     13. Further Assurances.  It is intended herein for InterCoast to acquire
         ------------------
all of Medallion's interest in the Subject Properties, subject to the Production Payment. At Closing and thereafter as may be required, Medallion and InterCoast shall timely execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments (including corrective instruments) and take such other action as reasonably may be necessary or advisable to evidence and effectuate the transfer of titles hereunder, and to carry out their respective obligations under this Agreement and under any instrument delivered pursuant thereto.

     14. Investment Representation.  InterCoast represents and warrants that
         -------------------------
(i) InterCoast is acquiring the Subject Properties solely for its own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof; (ii) InterCoast is aware and acknowledges being informed that the Subject Properties have not been registered under any applicable federal or state securities laws by reason of exemption thereunder and must be held indefinitely unless they are subsequently registered under said laws or an exemption from such registration is available, and they are disposed of pursuant to such exemption; (iii) InterCoast is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended; (iv) InterCoast understands that the oil and gas business is highly speculative and Medallion makes no representations to InterCoast as to the success or financial gain which may result from InterCoast's acquisition of the Subject Properties; (v) InterCoast, either alone or with InterCoast's advisors, has sufficient knowledge and experience in business, financial matters to evaluate the merits and risks of an investment in the Subject Properties; (vi) InterCoast's financial situation enables it to bear the economic risks of the purchase of the Subject Properties for an indefinite period of time, which risks may include the loss by InterCoast of its entire investment in the Subject Properties; and (vii) InterCoast has satisfied itself as to the qualification of the transactions contemplated by this Agreement to generate tax credits pursuant to Section 29 of the Code which accrue to the benefit of InterCoast and InterCoast's ability to utilize such tax credits.

     15. Notices.  All notices, statements, payments and communications between
         -------
the parties hereto shall be deemed to have been sufficiently given and delivered only when actually received by the party to whom directed or when delivered to the following address:

         If to Medallion:

                 Medallion Production Company
                 Attention:  W. E. Warnock, Jr.
                 7130 South Lewis Avenue, Suite 700
                 Tulsa, Oklahoma  74136

         If to InterCoast:

                 InterCoast Global Management, Inc.
                 Attention:  President
                 666 Grand Avenue, 26th Floor
                 Des Moines, Iowa  50309

Any party or the successors or assigns of the interest or rights of any party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by similar notice given or directed to all parties interested hereunder at the same time.

     16. Amendments.  This Agreement may not be amended nor any rights
          ----------
hereunder be waived except by an instrument in writing signed by the party to be charged with such amendment or waiver.

     17. Successors and Assigns.  This Agreement shall be binding upon and
         ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns.

     18. Governing Law.  This Agreement and the transactions contemplated
         -------------
hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

     19. Texas Deceptive Trade Practices Act Waiver.  InterCoast represents and
         ------------------------------------------
warrants to Medallion that InterCoast: (a) is acquiring the Subject Properties for commercial or business use, (b) has assets of $25,000,000 or more or is owned or controlled by a corporation or entity with assets of $25,000,000 or more, and (c) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this Agreement and is not in a significantly disparate bargaining position with respect to Medallion. MOREOVER, INTERCOAST HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS OR REMEDIES THAT IT MAY HAVE UNDER THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT OF THE STATE OF TEXAS, BUSINESS AND COMMERCE CODE SECTIONS 17.41 THROUGH SECTION 17.63 (OTHER THAN
SECTION 17.555).

     EXECUTED as of the date first above written.

                                 MEDALLION PRODUCTION COMPANY


                                 By: \s\ Brian L. Cantrell
                                     ----------------------
                                 Name: Brian L. Cantrell
                                      ------------------
                                 Title: Vice President - Finance
                                       -------------------------

                                 INTERCOAST GLOBAL MANAGEMENT, INC.


                                 By: \s\ Donald C. Heppermann
                                    -------------------------
                                 Name: Donald C. Heppermann
                                      ---------------------
                                 Title: Chairman of the Board
                                       ----------------------

                                   EXHIBIT A
                         TO PURCHASE AND SALE AGREEMENT

                                PROMISSORY NOTE


$2,315,000                                                       Tulsa, Oklahoma
                                                                  April 12, 1996


     FOR VALUE RECEIVED, the undersigned, INTERCOAST GLOBAL MANAGEMENT, INC., a Delaware corporation, promises to pay to the order of MEDALLION PRODUCTION COMPANY, a Delaware corporation, at Tulsa, Oklahoma, or at such other place as the legal holder hereof may designate in writing, the principal sum of Two Million Three Hundred Fifteen Thousand Dollars ($2,315,000) in legal U.S. tender, with interest thereon from the date hereof at the Applicable Rate (as hereinafter defined) and in monthly installments as hereinafter provided:

          (1) Interest in the amount of $9,418.56 (representing interest from the date hereof through April 30, 1996) shall be due and payable as of the date hereof.

          (2) Commencing June 1, 1996, and on the first day of each calendar month thereafter through and including May 1, 2000 (the "Full Amortization Date"), the unpaid principal balance of this Note, plus accrued interest thereon, shall be due and payable in 48 consecutive monthly installments. Beginning with the June 1, 1996 installment and continuing to and including the installment due on the first Change Date (as hereinafter defined), the monthly installments shall be in an amount which would be sufficient to repay in full the original principal balance hereof, together with interest at the Applicable Rate, in 48 substantially equal monthly payments (i.e., the payments shall be set based on a 48-month amortization). If the rate of interest is adjusted on any Change Date, the amount of the monthly installments of principal and interest will change, effective with the first monthly installment due after the Change Date. Changes in the monthly installments will be made such that the monthly installments will always be sufficient to repay the unpaid balance as of the applicable Change Date in full on the Full Amortization Date, at the new rate of interest, in substantially equal installments. Any amount due hereunder remaining unpaid as of the Full Amortized Date shall be due and payable on the Full Amortization Date.

     The "Applicable Rate," as herein used, shall be a variable rate of interest, and shall initially be equal to the WSJ Prime Rate (as hereinafter defined) published on the original date of this Note. The Applicable Rate shall be adjusted on each Change Date to the WSJ Prime Rate published on such Change Date. In the event a Change Date occurs on a day that the WSJ (as hereinafter defined) is not published, the Applicable Rate shall be adjusted to the WSJ Prime

Rate published in the most recent previously published edition of the WSJ. The Applicable Rate in effect at any given time shall remain in effect without change until the next Change Date.

     The "Change Dates," as herein used, shall be the first day of August, 1996, and the first day of each November, February, May and August thereafter during the term hereof.

     The "WSJ Prime Rate," as herein used, means that annual rate of interest from time to time published in the daily issues of The Wall Street Journal (the "WSJ") as the Prime Rate under the column presently headed "Money Rates" as that base rate of interest for corporate loans currently being charged by certain of the largest commercial banks in the United States of America. If the WSJ should cease to publish an annual rate of interest as the Prime Rate, the WSJ Prime Rate for purposes of this Note shall be that variable annual rate of interest readily ascertainable from reported or published sources established by others independent of the holder hereof which the holder hereof shall in good faith determine to be the principal equivalent of that rate of interest formerly published in the WSJ as the Prime Rate.

     Each of the payments referred to above shall be applied first to the payment of interest then accrued and due on the unpaid principal balance evidenced by this Note and the remainder thereof shall be applied to the reduction of the principal balance.

     The undersigned may voluntarily prepay all or a portion of the principal indebtedness hereunder, at any time, without premium or penalty.

     If any payment shall become due upon a Saturday or Sunday or other day on which a majority of commercial banks in Des Moines, Iowa, are closed by reason of a holiday, such payment shall be due upon the next ensuing banking day.

     All sums not paid when due hereunder shall bear interest from the due date until paid at the WSJ Prime Rate plus six percent (6%) per annum.

     If all or any portion of the indebtedness hereby evidenced is not paid when due, and such failure to pay continues for a period in excess of ten days following notice by the holder to the undersigned of such failure to pay, or in the event of the dissolution, insolvency, bankruptcy or receivership of the undersigned, the holder may, without further notice or demand, declare this indebtedness to be immediately due and payable.

     The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under any instruments securing payment of this Note, the undersigned will pay to the holder its reasonable attorney's fees and all court costs and other expenses incurred in connection therewith.

     The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof and the release of any party liable for payment of this obligation. Any such extension of time or release may be made at any time and from time to time without notice to any such party and without discharging said party's liability hereunder.

     This Note is to be construed according to the laws of the State of Iowa.

                              INTERCOAST GLOBAL MANAGEMENT, INC.


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------

                                   EXHIBIT B
                         TO PURCHASE AND SALE AGREEMENT

                            ASSIGNMENT AND AGREEMENT


     THIS ASSIGNMENT AND AGREEMENT (this "Assignment and Agreement") is executed on this 12th day of April, 1996, and consists of Part I, being an Assignment of the Subject Properties from Medallion Production Company, a Delaware corporation (hereinafter called "Assignor"), to InterCoast Global Management, Inc., a Delaware corporation (hereinafter called "Assignee"); Part II, being a retention of a Production Payment by Assignor; and Part III, which sets out certain agreements between Assignor and Assignee.

     For purposes of all Parts of this Assignment and Agreement, except as otherwise expressly provided or the context otherwise requires, the terms defined below have the meanings herein assigned to them and the capitalized terms defined in the opening paragraph of this Assignment and Agreement and subsequent paragraphs by inclusion in quotation marks and parenthesis have the meanings so ascribed to them:

     "Costs" shall mean, on a cash accounting basis, the sum of:
      -----

          (a) The following costs actually paid by or on behalf of Assignee, its successors and assigns, during any month insofar as they are attributable to the Subject Properties:

               (i) all costs and expenses (subject to the limits on capital costs set forth in subparagraph (iii) immediately below) paid by or on behalf of Assignee pursuant to applicable agreements covering the Subject Properties or otherwise for and in connection with the ownership, operating and maintenance of the Subject Properties (including, without limitation, any compensation payable under any management or operating agreement and any costs incurred in connection with the defense of any claims arising out of the operation of the Subject Properties) and the lifting, handling, gathering, producing, treating, storing, marketing, and transporting of production from the Subject Properties, and the disposal of produced water therefrom; and

               (ii) all federal, state and local taxes (except mortgage, franchise and income taxes), whether existing on the Effective Date or enacted in the future, paid on account of the Subject Properties, including without limitation production, occupation, excise, severance, ad valorem or other production related taxes, and any other taxes (except taxes on income or franchise taxes) imposed on natural gas reserves, attributable to the Subject Properties or the ownership or sale of production therefrom; and

              (iii) any capital costs reasonably necessary to maintain the Subject Properties as presently operated; provided, however, that capital costs incurred for the purpose of developing or enhancing the Subject Properties shall not be included in this definition of Costs and shall not be a permitted deduction from the Production Payment; and

          (b) Excess Costs for the preceding month (including the Excess Costs carried forward from any preceding month subsequent to the Effective Date).

     "Effective Date" shall mean April 12, 1996, at 7:00 a.m., Texas time.
      --------------

     "Excess Costs" for each month shall mean the excess, if any, of Costs over
      ------------
Revenue.

     "Excess Revenue" for each month shall mean the excess, if any, of Revenue
      --------------
over Costs to the extent such amount exceeds the amount of Production Proceeds for such month.

     "Monthly Production Payment Amount" shall mean the amount payable each
      ---------------------------------
month under the Production Payment reserved by Assignor under this Assignment and Agreement, with the amount to be payable each month to be equal to the Net Proceeds for the immediately preceding month.

     "Net Proceeds" shall mean for any month the lesser of (i) the excess, if
      ------------
any, of Revenue over Costs for such month, or (ii) the amount of Production Proceeds for such month.

     "Production Payment" shall mean the production payment payable with respect
      ------------------
to the Subject Properties excepted and reserved by Assignor in Part II of this Assignment and Agreement.

     "Purchase Agreement" shall mean that certain Purchase and Sale Agreement
      ------------------
dated as of April 12, 1996, by and between Assignor and Assignee.

     "Required Volumes" shall mean that volume of gas produced from the Wells
      ----------------
equal to 24,013 MMcf (which amount is 79.01% of the estimated proved developed reserves attributable to the Subject Properties as of the original date of this Assignment and Agreement).

     "Revenue" shall mean, on a cash accounting basis, (i) the revenue
      -------
attributable to the sale of production from the Subject Properties actually received during any month by or on behalf of Assignee, its successors or assigns, net of any royalty, overriding royalty, production payment or other burdens on production which are borne by the Subject Properties and which were created before the Effective Date ("Production Proceeds"), (ii) any other proceeds attributable to the Subject Properties actually received during any month by or on behalf of Assignee, its successors or assigns, net of any royalty, overriding royalty, production payment or other burdens on production which are borne by the Subject Properties and which were created before the Effective Date, and (iii) Excess Revenue for the preceding month (including the Excess Revenue carried forward from any preceding month subsequent to the Effective Date).

     "Subject Properties" shall mean all of Assignor's right, title and interest
      ------------------
(immediately prior to the Assignment in Part I hereof) in and to the leases described on Exhibit A (the "Leases") insofar and only insofar as the Leases
             ---------
cover oil and gas capable of being produced from the Canyon Sand formation under the lands covered by the Leases, and insofar and only insofar as said oil and gas can be produced from the wells described on Exhibit A (the "Wells"),
                                                ---------
including such of Assignor's leasehold or operating rights as may be required to operate the Wells and to produce and market such oil and gas, together with all of Assignor's right, title and interest in and to (i) agreements insofar as the same relate to or are appurtenant to such limited leasehold or operating rights and (ii) all personal property and equipment relating to the Wells up to and including the separator (or where there is no separator, up to and including the metering equipment) and other such surface equipment and flowlines appurtenant thereto (but specifically excluding any equipment downstream of the separator, or where there is no separator, downstream of the metering equipment). There is specifically excluded and reserved from the Subject Properties (i) all of the other right, title and interest of Assignor in and to the Leases and in and to the oil and gas under or allocated to the Leases to the extent the same is produced and developed from other formations in the same Well or from other or the same formation(s) in other existing or future wellbores, and (ii) the concurrent right to utilize the personal property, equipment and flowlines relating to the Wells to the extent necessary for Assignor to operate the portion of the Leases which it has retained hereunder.

     "Termination Date" shall mean the day on which the volume of gas produced
      ----------------
from the Subject Properties subsequent to the Effective Date equals or exceeds the Required Volumes.

                                     PART I
                        ASSIGNMENT OF SUBJECT PROPERTIES
                        --------------------------------

     1.   Assignment.  For Ten Dollars ($10.00) and other good and valuable
          ----------
consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby transfers, grants, conveys and assigns to Assignee, its successors and assigns, effective as of the Effective Date, the Subject Properties, subject to the exception and reservation of the Production Payment.

     2.   Retained Production Payment.  Assignor specifically excepts and
          ---------------------------
reserves from this Assignment and Agreement, and reserves and retains unto itself, its successors and assigns, the Production Payment.

     3.   Further Assurances.  Assignor and Assignee agree to execute and
          ------------------
deliver such other and further instruments and to do and perform such other and further acts as may be necessary or desirable to carry out more effectively the intents and purposes of this Assignment and Agreement.

     4.   Substitution and Subrogation.  This Assignment and Agreement is made
          ----------------------------
with full substitution and subrogation of Assignee, its successors and assigns in and to all covenants, warranties, agreements and indemnities heretofore given or made in respect of all or any of the Subject Properties, and Assignor hereby assigns and conveys to Assignee all such covenants, warranties, agreements and indemnities and all of Assignor's rights thereunder, insofar as the same applies or relates to the interests in the Subject Properties being assigned, including, without limitation, all such covenants, warranties, agreements and indemnities made by the sellers pursuant to (i) the Purchase and Sale Agreement dated March 30, 1996, between Enron Oil & Gas Company, Enron Oil & Gas Marketing Inc. and Assignor, as amended (the "Enron Agreement"), and (ii) the Assignment and Bill of Sale dated April 12, 1996, from Enron Oil & Gas Company to Assignor which is recorded in Book _____ at Page _____ of the records of the County Clerk of Sutton County, Texas (the "Enron Assignment").

     5.   Warranties.  This Assignment and Agreement is made subject to the
          ----------
exceptions, reservations, covenants, and conditions hereinafter set forth:

          (a) As used herein, the term "Defensible Title" shall have the meaning given such term in Exhibit B attached hereto and made a part hereof.
                        ---------
     Assignor hereby warrants and agrees forever to defend Defensible Title to each of the Subject Properties against any and all persons claiming or attempting to claim the whole or any part thereof, by, through or under Assignor, but not otherwise, except for claims under any provision of an operating or similar agreement prohibiting assignment or requiring consent.

          (b) This Assignment and Agreement is expressly subject to the Enron Assignment, and Assignee hereby assumes the obligations of the assignee thereunder to the extent applicable to the Subject Properties and to the extent required pursuant to the Enron Assignment.

          (c) Except as expressly provided herein or in the Purchase Agreement, this Assignment and Agreement IS MADE AND ACCEPTED WITHOUT COVENANTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OR MERCHANTABILITY OF THE SUBJECT PROPERTIES, THE FITNESS OF THE SUBJECT PROPERTIES FOR A PARTICULAR PURPOSE OR PURPOSES, OR TITLE TO THE SUBJECT PROPERTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THE PURCHASE AGREEMENT OR IN THE ENRON AGREEMENT, ASSIGNEE HAS INSPECTED THE SUBJECT PROPERTIES AND ACCEPTS THE SAME "AS IS, WHERE IS AND WITH ALL FAULTS." Without limiting the generality of the foregoing, any representations, warranties or covenants implied by law by virtue of the use in this Assignment and Agreement of the terms "grant", "bargain", "sell", "convey" and "assign" (including, without limitation, any representation, warranty or covenant under Section 5.023 of the Texas Property Code), are hereby expressly waived, disclaimed and negated.

     6.   Successors and Assigns.  This Assignment and Agreement shall bind and
          ----------------------
inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     7.   Purchase Agreement.  This Assignment and Agreement is specifically
          ------------------
made subject to the terms and provisions of the Purchase Agreement.

     TO HAVE AND TO HOLD the Subject Properties unto Assignee, its successors and assigns forever.

                                    PART II
                       RESERVATION OF PRODUCTION PAYMENT
                       ---------------------------------

     Assignor hereby excepts from the Assignment in Part I hereof and reserves unto Assignor, its successor and assigns, the Production Payment hereinafter described and set forth. The Production Payment shall be a nonoperating interest retained in a sale transaction as described in Section 636 of the Internal Revenue Code of 1986, as amended (the "Code"). The Production Payment shall be calculated and payable as follows:

     1.   Amount of the Production Payment.  Commencing with the month
          --------------------------------
immediately following the first month subsequent to the Effective Date in which Net Proceeds are received from the sale of production from the Subject Properties, Assignee shall, on or before the fifteenth (15th) day of each month, pay or cause to be paid to Assignor the Monthly Production Payment Amount for the immediately preceding month.

     2.   Term of the Production Payment.  The Production Payment shall be fully
          ------------------------------
discharged and shall terminate on the Termination Date.

     3.   Non-Liability of Assignee.  Assignor shall look solely to Net Proceeds
          -------------------------
for satisfaction and discharge of the Production Payment, and Assignee shall not be personally liable for the payment and discharge thereof.

     4.   Assignment by Assignee.  Assignee shall have the right to assign,
          ----------------------
sell, transfer, convey, mortgage or pledge the Subject Properties or any rights under this Assignment and Agreement, or any part thereof, subject to the Production Payment and the terms and provisions of this Assignment and Agreement. However, no such action will affect the method of computing Net Proceeds.

     5.   Assignment by Assignor.  Assignor shall have the right to assign,
          ----------------------
sell, transfer, convey, mortgage or pledge the Production Payment, in whole or in part, at any time. However, no such action will affect the method of computing Net Proceeds.

     6.   Assignment of Production.  To secure the obligations of Assignee
          ------------------------
pursuant to the Production Payment, Assignee does hereby assign, transfer and convey to Assignor, its successors and assigns, as of the Effective Date, all of the production from the Subject Properties and all revenues and proceeds attributable thereto until the occurrence of the Termination Date.

                                    PART III
                 ADDITIONAL AGREEMENTS OF ASSIGNOR AND ASSIGNEE
                 ----------------------------------------------

     1.   Designation of Assignor as Manager.  Assignee hereby designates
          ----------------------------------
Assignor as Manager of the Subject Properties pursuant to the terms and provisions of the Management

Agreement attached hereto as Exhibit C, and Assignor agrees to act as Manager of
                             ---------
the Subject Properties in accordance with the terms of the Management Agreement.

     2.   Option to Purchase.  Assignor shall have the right and option (the
          ------------------
"Option") to purchase all or any portion of Assignee's interest in the Subject Properties according to the following terms and conditions:

          (a) The period during which Assignor shall be entitled to exercise the Option shall commence on the Effective Date, and shall end on the date 120 days after the Termination Date. The Option may be exercised one or more times for all or any portion of Assignee's interest in the Subject Properties during said option period.

          (b) Assignor shall notify Assignee of its election to exercise the Option by giving written notice to Assignee (the "Option Notice"). The Option Notice shall specify the portion of Assignee's interest in the Subject Properties covered by such exercise of the Option.

          (c) The effective date of a purchase of all or any portion of Assignee's interest in the Subject Properties pursuant to the Option (the "Option Effective Date") shall be the first day of the month following the date Assignee receives the Option Notice.

          (d) The purchase price (the "Option Price") for Assignee's interest in the Subject Properties, or any portion thereof, shall be the appraised current fair market value of Assignee's interest in the Subject Properties in question as of the Option Effective Date. Unless Assignor and Assignee agree otherwise, the appraised current fair market value of Assignee's interest in the Subject Properties in question shall be the then present value as of the Option Effective Date of the future net revenue estimated to be received therefrom (including the value of any tax credits under Section 29 of the Code), determined in accordance with generally accepted engineering principles in effect at the time, by Netherland, Sewell & Associates, Inc. or the successor thereof or some other nationally recognized petroleum engineering firm agreed upon by Assignor and Assignee. The price of natural gas used in the forecast shall be based on an average gas price for the most recent 12-month period, as quoted in the then most recent monthly publication of Inside FERC's Gas Market Report for the appropriate index (or a mutually agreeable substitute index if such index is no longer published) escalated at 3% annually, less an unescalated average gathering and transportation cost from wellhead to the mainline for the most recent 12-month period, multiplied by a BTU factor appropriate to the affected properties; and the costs used in the forecast shall be the average of the monthly costs attributable to the Subject Properties in question during the most recent 12-month period preceding the Option Effective Date escalated at 3% annually. The discount rate to be applied shall be (i) the WSJ Prime Rate (as hereinafter defined) plus 8% per annum in the case of the production stream, and (ii) the WSJ Prime Rate plus 4% per annum in the case of tax credits receivable pursuant to Section 29 of the Code.

          (e) The closing of Assignor's purchase of Assignee's interest in the Subject Properties pursuant to the Option shall occur at Assignor's office within 30 days of the determination of the Option Price as hereinabove set forth, but shall be effective as of the Option Effective Date.

          (f) Upon any exercise of the Option by Assignor prior to the Termination Date, the Required Volumes shall be reduced by the amount equal to the difference between (i) the amount of the Required Volumes attributable as of the original date of this Assignment and Agreement to the portion of the Subject Properties to be purchased pursuant to such exercise of the Option, and (ii) the amount of production actually produced from such portion of the Subject Properties during the period from the Effective Date until the Option Effective Date; provided that the Required Volumes shall not be reduced by an amount more than the amount of the Required Volumes originally attributable to such portion of the Subject Properties.

          (g) The "WSJ Prime Rate," as herein used, means that annual rate of interest from time to time published in the daily issues of The Wall Street Journal (the "WSJ") as the Prime Rate under the column presently headed "Money Rates" as that base rate of interest for corporate loans currently being charged by certain of the largest commercial banks in the United States of America. Each change in the WSJ Prime Rate after the date hereof shall be effective as of the date first published in the WSJ and if the WSJ should cease to publish an annual rate of interest as the Prime Rate, the WSJ Prime Rate for purposes hereof shall be that variable annual interest readily ascertainable from reported or published sources established by others independent of Assignor which Assignor shall in good faith determine to be the practical equivalent of that rate of interest formerly published in the WSJ as the Prime Rate.

     3.   Omission of Certain Exhibits.  For ease of recording, there may be
          ----------------------------
omitted from this Assignment and Agreement Exhibit C hereto at such time as this
                                           ---------
Assignment and Agreement is filed of record.

     4.   Successors and Assigns.  This Assignment and Agreement and each
          ----------------------
provision hereof shall be binding upon and shall inure to the benefit of the parties, their respective successors in title, and assigns. All of the covenants and agreements herein contained shall be deemed to be covenants running with the land and the Leases. All references to a party shall include its respective successors and assigns.

     5.   Counterpart Execution.  This Assignment and Agreement may be executed
          ---------------------
in multiple counterparts, each of which for all purposes shall be deemed to be an original.

     6.   Notices.  All notices, statements, payments and communications between
          -------
the parties hereto shall be in writing and shall be deemed to have been sufficiently given and delivered only when actually received by the party to whom directed or when delivered to the following address:

          If to Assignor:

               Medallion Production Company
               Attention:  W. E. Warnock, Jr.
               7130 South Lewis Avenue, Suite 700
               Tulsa, Oklahoma  74136

          If to Assignee:

               InterCoast Global Management, Inc.
               Attention:  President
               666 Grand Avenue, 26th Floor
               Des Moines, Iowa  50309

Any party or the successors or assigns of the interest or rights of any party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by similar notice given or directed to all parties interested hereunder at the same time.

     7.   Governing Law.  This Assignment and Agreement and the transactions
          -------------
contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

                              MEDALLION PRODUCTION COMPANY


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                              INTERCOAST GLOBAL MANAGEMENT, INC.


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

STATE OF __________ )
                    )
COUNTY OF __________)

     This instrument was acknowledged before me on the _____ day of April, 1996, by __________________________ as _________________ of Medallion Production
Company, a Delaware corporation, on behalf of said corporation.


                                                   _____________________________
                                                   Notary Public in and for the
                                                   State of __________

My Commission Expires:

_____________________________



STATE OF __________ )
                    )
COUNTY OF __________)

     This instrument was acknowledged before me on the _____ day of April, 1996, by __________________________ as _________________ of InterCoast Global
Management, Inc., a Delaware corporation, on behalf of said corporation.



                                                   ____________________________
                                                   Notary Public in and for the
                                                   State of __________

My Commission Expires:

_____________________________

                                   EXHIBIT B
                          TO ASSIGNMENT AND AGREEMENT


     As used in the Assignment and Agreement to which this Exhibit B is
                                                           ---------
attached, the following terms have the meanings set forth below:

          "Defensible Title" shall mean with respect to a well listed on Exhibit
                                                                         -------
     A, such record title, as will entitle Assignee to receive a percentage of
     -
     the hydrocarbons produced and saved from such well (subject to any depth restrictions noted in Exhibit A other than depth restrictions that would
                           ---------
     have the effect of excluding intervals that are open for production as of the Effective Date), after deducting all applicable Production Burdens (as hereinafter defined), that is not less than the Net Revenue Interest (as hereinafter defined) shown for such well on Exhibit A throughout the
                                                 ---------
     productive life of such well, and will obligate Assignee to bear and pay a portion of the costs and expenses of operating the well that is no greater than the Working Interest (as hereinafter defined) shown for such well on

     Exhibit A throughout the productive life of such well and is free and clear
     ---------
     of Material Title Deficiencies (as hereinafter defined).

          "Material Title Deficiency" means a material deficiency in one or more of the following respects: (i) Assignor's title is subject to an outstanding mortgage, deed of trust, lien, encumbrance, contractual burden (other than Production Burdens that do not have the effect of reducing Assignor's Net Revenue Interest below that reflected on Exhibit A), adverse
                                                             ---------
     claim or defect which substantially and adversely affects the value or operation of the well in question; (ii) Assignor's rights and interests are subject to being reduced by virtue of the exercise by a third party of a reversionary, back-in or other similar right not reflected in Exhibit A; or
                                                                   ---------
     (iii) Assignor is in default under some material provision of a lease, farmout or other agreement or right of way, easement, permit or license affecting the well in question.

          "Net Revenue Interest" means in respect of any lease, well or unit, the interest (expressed as a percentage) in and to oil and gas produced from or allocated to such lease, well or unit after deducting all applicable Production Burdens.

          "Production Burdens" means all royalty interests, overriding royalty interests, production payments, net profits interests or other similar interests that constitute a burden on, are measured by or are payable out of the production of hydrocarbons or the proceeds realized from the sale or other disposition thereof.

          "Working Interest" means, in respect of any lease, well or unit, the interest (expressed as a percentage) in such lease, well or unit before giving effect to any applicable Production Burdens, and the percentage of all costs and expenses required to be borne that are associated with the exploration, development and operation of such lease, well or unit.

                                   EXHIBIT C
                          TO ASSIGNMENT AND AGREEMENT

                              MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into as of the 12th day of April, 1996, by and between InterCoast Global Management, Inc. ("InterCoast") and Medallion Production Company ("Medallion").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, InterCoast holds certain oil and gas interests situated in Sutton County, Texas, under the terms of an Assignment and Agreement of even date herewith between InterCoast and Medallion (the "Assignment and Agreement"); and

     WHEREAS, InterCoast desires to engage Medallion to manage the oil and gas interests owned by it; and

     WHEREAS, Medallion desires to manage such oil and gas interests of InterCoast; and

     WHEREAS, terms not otherwise defined herein shall have the meanings assigned to those terms in the Assignment and Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  The Subject Wells.  InterCoast represents and acknowledges that it
         -----------------
holds certain oil and gas leasehold interests in the group of wells (the "Subject Wells") set forth on Exhibit A hereto.
                              ---------

     2.  Appointment of Manager.  Medallion is hereby employed and designated as
         ----------------------
the manager of the Subject Wells on behalf of InterCoast, and, in such capacity, shall be the general manager of and shall conduct, direct and have full control of all matters pertaining to the Subject Wells as permitted and required by this Agreement, subject to the rights of InterCoast as owner. Medallion shall be the sole manager of the Subject Wells, and the enumeration of the particular or specific powers in this Agreement shall not be considered as in any way limiting or abridging the general power or discretion intended to be conferred on or reserved to the manager to authorize it to do any and all things proper, necessary or expedient, in its discretion, to carry out the purposes of this Agreement. Medallion shall be the operator of record of the Subject Wells for Texas Railroad Commission purposes to the extent practicable.

     3.  Operating Agreements.  The parties recognize that certain of the
         --------------------
Subject Wells are subject to existing operating agreements (the "Existing Operating Agreements") which govern the rights and obligations of the various working interest owners in the Subject Wells. With respect to the Subject Wells which are subject to Existing Operating Agreements, Medallion will manage the operation of said wells on behalf of InterCoast pursuant to the terms of the Existing Operating Agreements. With respect to the Subject Wells which are not subject to Existing Operating Agreements, Medallion will operate such wells pursuant to the terms of the operating agreement attached hereto as Exhibit B (the "Attached Operating
                                       ---------
Agreement"; collectively, with the Existing Operating Agreements, the "JOAs"). The Attached Operating Agreement shall terminate with respect to a Subject Well when Medallion ceases to manage the operations of said Subject Well. In the event of any conflict between the terms of the JOAs and this Agreement, the terms of this Agreement will control.

     4.   Duties of Manager.  Medallion shall devote sufficient time to the
          -----------------
duties and responsibilities required for the prudent management of the Subject Wells; and will at all times faithfully, industriously, and to the best of its ability, experience and talents, perform all such duties and responsibilities in a good and workmanlike manner. Management duties shall include, without limitation, the following services:

          (a) Performing accounting and billing functions; and receiving, distributing and reporting income on a monthly basis.

          (b) Supervising the field superintendent who provides the first line of supervision for all field personnel required in the operation and production of the Subject Wells, and otherwise performing for InterCoast the duties and obligations of InterCoast under the JOAs.

          (c) Preparing and/or responding to AFE's relating to the Subject Wells (subject to paragraph 4(d) below), and preparing, reviewing and responding to correspondence relating to the Subject Wells.

          (d) Approving expenditures relating to Subject Wells, for the interest of InterCoast, up to a maximum limit of $50,000 for any single expenditure. Medallion agrees that it will not approve or incur expenditures in amounts in excess of the aforesaid amount without the prior written approval of InterCoast; provided, in case of explosion, fire, flood, blowout or other sudden emergency, Medallion may take such steps and incur such expenses as in its opinion are required to deal with the emergency and to safeguard life and property, and shall report the emergency to InterCoast as promptly as possible.

          (e) Overseeing and supervising on behalf of InterCoast the overall operation of the Subject Wells.

          (f) Medallion shall submit to InterCoast as promptly as is practicable after the end of each calendar month a statement setting out the costs and expenses incurred during such month for the Subject Wells.

Medallion's management duties shall not include any duty to market production from the Subject Wells. InterCoast shall have the right, pursuant to the JOAs, to take such production in kind. In the event Medallion or one of its affiliates undertakes to market such production, InterCoast shall pay an appropriate marketing fee in connection therewith.

     5.   Management of the Subject Wells; Payment of Costs.
          -------------------------------------------------

          (a) So long as Medallion shall remain manager of the Subject Wells, Medallion shall:

               (i) Cause the Subject Wells to be maintained and operated for the production of hydrocarbons in a good and workmanlike manner, as would a prudent operator (and without regard to the existence of the Production Payment), all in accordance with generally accepted standards and all applicable federal, state and local laws, rules and regulations.

               (ii) Cause the Subject Wells to be developed, operated and maintained in all material respects in compliance with all applicable laws, rules and regulations and in compliance with the agreements governing the same.

          (b) So long as the Production Payment shall remain in force and effect:

               (i) Medallion shall pay on behalf of InterCoast, or cause to be paid on behalf of InterCoast, promptly as and when due and payable, all rentals and royalties payable with respect to the production of hydrocarbons from the Subject Wells and all Costs incurred in or arising from the operation or development of the Subject Wells or the production, treating, gathering, marketing or transporting of hydrocarbons from the Subject Wells.

               (ii) If Excess Costs should exist with respect to any month, Medallion shall not be obligated to advance such Excess Costs, and InterCoast shall, upon notice from Medallion, remit to Medallion the funds necessary to pay the Excess Costs within a time frame to avoid any defaults or delinquencies. If Medallion elects in its discretion to advance any Excess Costs, InterCoast agrees to reimburse Medallion for such Excess Costs on or before the fifteenth (15th) day of the month following the month in which such Excess Costs were incurred.

               (iii) Medallion shall maintain true and correct books and records sufficient to determine the amounts payable under the terms of the Production Payment. Such books and records shall be open for inspection by InterCoast upon reasonable notice at Medallion's office during normal business hours. Within thirty (30) days following June 30 and December 31 of each year during the term of the Production Payment, Medallion shall deliver to InterCoast a statement showing in reasonable detail for the immediately preceding six (6) month time period (a) the computation of Net Proceeds; (b) the volumes of gas produced and sold from the Subject Properties; and (c) the outstanding volumes of gas reserves to be produced under the Production Payment as of the end of such six (6) month time period.

     6.   Compensation.  For providing the management services under this
          ------------
Agreement, Medallion shall be entitled to compensation for overhead costs as provided for under the JOAs applicable to the Subject Wells.

     7.   Exculpation.  Neither Medallion nor any parent, subsidiary, affiliate,
          -----------
officer or employee of any of them shall be liable to InterCoast for any losses sustained or liabilities incurred as a result of any act or omission of Medallion or any agent or employee of it except as may result from bad faith, gross negligence, willful misconduct or material breach of this Agreement by Medallion.

     8.   Accounting and Disbursements.  Medallion will maintain general
          ----------------------------
accounting records relating to operation of the Subject Wells and the accounting for the Production Payment in accordance with its terms. Medallion shall collect funds generated by the Subject Wells directly from the purchasers of production and shall timely pay and discharge all costs and expenses incurred in the operation of the Subject Wells pursuant to this Agreement. All records maintained by Medallion pursuant to the provisions of this Paragraph 8 shall be made available for inspection and copying by InterCoast, upon request by InterCoast, at Medallion's offices during normal business hours.

     9.   Term.  The term of this Agreement shall be concurrent with the term of
          ----
the Production Payment. Notwithstanding the foregoing, this Agreement may be earlier terminated by InterCoast upon delivery to Medallion of prior written notice to Medallion if Medallion should fail to perform or observe any material covenant, agreement or obligation under this Agreement or under the Assignment and Agreement and such failure shall continue unremedied for twenty (20) days after delivery to Medallion by InterCoast of written notice thereof specifying such failure in detail, unless within such twenty (20) days Medallion has begun to cure such noncompliance in a manner reasonably satisfactory to InterCoast and Medallion continues to diligently pursue such curative actions until such failure is remedied to the reasonable satisfaction of InterCoast. In addition to and notwithstanding the foregoing, this Agreement may be terminated at any time by InterCoast for any reason upon no less than 30 days' notice to Medallion. In any event this Agreement shall automatically terminate upon the Termination Date of the Production Payment, as provided for in the Assignment and Agreement.

     10.  No Partnership.  This Agreement is not intended to create, and shall
          --------------
not be construed to create, a relationship of partnership, mining partnership, joint venture or an association for profit between the parties hereto.

     11.  Force Majeure.  If any party is rendered unable, wholly or in part, by
          -------------
force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, that party shall give to the other party prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The term "force majeure" shall mean act of God, strike, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of kinds specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension. Nothing herein shall require the settlement of labor difficulties by any party contrary to its wishes.

     12.  Independent Contractor.  In all things hereunder, Medallion shall be
          ----------------------
an independent contractor not subject to the control or direction of InterCoast except as specifically provided by the terms of this Agreement.

     13.  Power of Attorney.  InterCoast hereby designates and appoints
          -----------------
Medallion as its attorney-in-fact for the limited purpose of executing on behalf of InterCoast the following instruments and documents and all instruments and documents related thereto: (i) division orders, transfer orders and other instruments necessary to cause purchasers of production to pay revenues directly to Medallion as contemplated hereby and by the Assignment and Agreement; (ii) gas purchase agreements, transportation agreements and amendments thereto; (iii) pooling, unitization and communitization agreements of whatever kind and nature affecting the Subject Properties; (iv) amendments to existing leases relating to the Subject Properties; (v) filings required by regulatory agencies relating to operations in connection with the Subject Properties, including without limitation all filings required by the Railroad Commission of the State of Texas and the Federal Energy Regulatory Commission; (vi) elections under operating agreements; and (vii) all other matters relating to the operation and management of the Subject Properties; provided, however, that Medallion shall not be authorized pursuant to said power-of-attorney to sell or otherwise transfer title to the Subject Properties, except that Medallion shall be authorized to execute releases of leases. This power-of-attorney is made with full power of substitution, is a power coupled with an interest, and is irrevocable, except that this power-of-attorney shall terminate upon termination of this Agreement. InterCoast shall, upon Medallion's request, execute and acknowledge a separate instrument evidencing the provisions of this Paragraph 13.

     14.  Assignment and Binding Effect.  This Agreement shall be binding upon
          -----------------------------
the parties hereto, their successors and assigns, except that this Agreement shall not be assigned by either party without the consent of the other party.

     15.  Notices.  Notices authorized or required hereunder shall be given by
          -------
governmental mail, telegram or other telegraphic means, postage or charges prepaid, or confirmed telecopy, addressed to the party to whom the notice is given at its address set out in the Assignment and Agreement. All notices are deemed given when received. Each party may change its address by giving written notice to the other.

     16.  Governing Law.  This Agreement and the transactions contemplated
          -------------
hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

     17.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall be in force when one or more counterparts have been signed by each of the parties.

                              INTERCOAST GLOBAL MANAGEMENT, INC.


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                              MEDALLION PRODUCTION COMPANY


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

     The following schedules have been omitted, and the Registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon its request:

        Exhibit to Purchase and Sale Agreement

          C    Oil and Gas Leases and Wells

        Exhibit to Exhibit B to Purchase and Sale Agreement

          A    Oil and Gas Leases and Wells

        Exhibits to Exhibit C to Purchase and Sale Agreement

          A    Wells
          B    Form of Operating Agreement